Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Rafaella Apparel Group, Inc.

New York, New York

We consent to the use in this Registration Statement on Form S-4 of our report dated August 18, 2004, relating to the consolidated financial statements of Rafaellla Sportswear, Inc. and Subsidiary which is a part of this Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/  Berenson  LLP

New York, New York

February 1, 2007